UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 20, 2011
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03  Material Modification to Rights of Security Holders.

On July 20, 2011, the board of directors of Community Partners Bancorp (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of the Company's common stock, no par value per share (the "Common Stock"), to shareholders of record at the close of business on August 1, 2011 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, at a purchase price of $25.00, subject to adjustment, (as so adjusted, the “Exercise Price”).  The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent.

Initially, the Rights will be evidenced by Common Stock certificates representing shares then outstanding, and no separate rights certificates will be distributed.  The Rights will separate from the Common Stock and be distributed (the "Distribution Date") upon the earlier of:

(1)  the first date of public announcement or disclosure that a person has become an “Acquiring Person” as a result of such person either (a) becoming the beneficial owner of 10% or more of the outstanding shares of Common Stock, except pursuant to a Permitted Acquisition (defined below), or (b) acquiring additional beneficial ownership of the Common Shares, except pursuant to a Permitted Acquisition, at a time when such person beneficially owns 10% or more of the outstanding Common Shares;

(2)  the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which would result in a person or group becoming the beneficial owner of more than 10% of the outstanding Common Stock of the Company; and

(3) the Board determination that any person, alone or together with such person's affiliates and associates (an "Adverse Person"), has become the beneficial owner of an amount of capital stock which the Board determines to be substantial (which in no event can be less than 5.0% of the then outstanding shares of common stock or the then outstanding voting power) and, after reasonable inquiry and investigation, the Board of Directors determines that such ownership is intended to cause the Company to repurchase shares beneficially owned by such person(s) or to cause pressure on the Company to enter into a transaction resulting in financial gain to such person(s) under circumstances determined by the Board not to be in the best interests of the Company and its shareholders

A “Permitted Offer” is a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Company and its shareholders (excluding the interests of such Acquiring Person or Adverse Person, and their affiliates and associates).

A “Permitted Acquisition” is the acquisition of shares of Common Stock directly from the Company, including by way of a dividend or distribution on the Common Stock, the vesting of stock options, restricted stock or restricted stock units, in each case, granted under any employee benefit or compensation plan of the Company, or pursuant to a Permitted Offer.

Until the Distribution Date, the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, and the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 20, 2021, unless earlier redeemed or exchanged as described below.

As soon as practicable after the Distribution Date, separate certificates representing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (other than to any Acquiring Person or Adverse Person, or any associate or affiliate thereof), and thereafter such separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Company and except in connection with shares of Common Stock issued after the Distribution Date upon the exercise of employee stock options, under other employee stock benefit plans, or upon the exercise, conversion or exchange of warrants or convertible securities (other than Rights), only Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event any person becomes an Acquiring Person, except pursuant to a Permitted Offer, or is determined to be an Adverse Person, in each case also known as an “Acquiring Person Event”, each holder of a Right will thereafter have the right to receive, upon exercise thereof, for the Exercise Price, that number of one one-thousandths (1/1000ths) of a share of Preferred Stock (“Preferred Share”) equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Exercise Price.  The Board may, in its discretion, issue substitute securities, including shares of Common Stock, in whole or in part, for the Preferred Shares.  Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person (or an affiliate or associate thereof) will be null and void.

In the event that, at any time following an Acquiring Person Event, (i) the Company merges or combines into or with any Acquiring Person, any Adverse Person or any of their affiliates, associates or other related persons, or any other person if all shareholders of the Company are not treated alike, other than certain restructurings not resulting in any change of control of the Company, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred in one or a series of related transactions, each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise at the initial exercise price of the Right, that number of shares of common stock of the acquiring company which equals the Exercise Price divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event.  The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events”.

The Company may redeem the Rights in whole but not in part, at a redemption price of $0.001 per Right (payable in cash, Preferred Shares or shares of Common Stock or other consideration deemed appropriate by the Board), at any time until the tenth business day following public announcement of an Acquiring Person Event.  At any time prior to the date that the rights have become nonredeemable, the Board can extend the redemption period.  Immediately upon effectiveness of the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of the $0.001 per Right.

After the occurrence of an Acquiring Person Event, the Company may at any time exchange the Rights (other than Rights owned by an Acquiring Person or an Adverse Person, which would have become void), in whole or in part, for consideration per Right consisting of one-half of the Preferred Shares that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or, under certain circumstances, an equivalent value in cash, common shares or other securities).  Immediately upon effectiveness of the exchange of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate number of Preferred Shares or substitute securities or assets per Right.

The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Common Stock on, or a split, subdivision, combination, consolidation or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights, options or warrants to subscribe for or purchase Preferred Shares at, or securities convertible into Preferred Shares or Common Stock equivalents with a conversion price less than the then-current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets or subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least one percent (1%) of the Exercise Price.  The Preferred Shares are authorized to be issued in fractions in integral multiple of one one-thousandth (1/1000th) of a Preferred Share.  The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.

All of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person, and their affiliates and associates), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for shares of common stock of the acquiring company as set forth above.

As stated above, one Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on August 1, 2011. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 200,000 shares of Preferred Stock initially for issuance upon exercise of the Rights.

The Rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 10% or more of the Common Stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

The Company will file with the Securities and Exchange Commission a Registration Statement on Form 8-A registering the Rights.

The Rights Agreement and the text of the press release announcing the declaration of the Rights are incorporated herein by reference to Exhibits 4.1 and 99.1, respectively, to this current report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2011, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the State of New Jersey for the purpose of amending its certificate of incorporation to fix the designations, preferences, limitations and relative rights of the Company’s Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”).  The Certificate of Amendment was filed in connection with the issuance of the Rights described in Item 3.03 of this Form 8-K.  Upon becoming exercisable, each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, subject to adjustment.

The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.  The above summary is qualified in its entirety by reference to the full text of the Certificate of Amendment filed as Exhibit 3.1.

Item 8.01.  Other Events.

On July 20, 2011, the Company issued a press release announcing that it has received preliminary approval to receive an equity investment of $12 million from the United States Department of the Treasury under the Small Business Lending Fund (“SBLF”).  A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

3.1 Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Series B Preferred Stock.

4.1 Rights Agreement, dated as of July 20, 2011, between Community Partners Bancorp and Registrar and Transfer Company, which includes the Form of Certificate of Amendment for the Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1 Press Release of Community Partners Bancorp, dated July 21, 2011, regarding the Rights Agreement.

99.2 Press Release of Community Partners Bancorp, dated July 20, 2011, regarding the SBLF investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated:	July 25, 2011	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Series B Preferred Stock.

4.1
Rights Agreement, dated as of July 20, 2011, between Community Partners Bancorp and Registrar and Transfer Company, which includes the Form of Certificate of Amendment for the Series B Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release of Community Partners Bancorp, dated July 21, 2011, regarding the Rights Agreement

99.2	Press Release of Community Partners Bancorp, dated July 20, 2011, regarding the SBLF investment.